                                                      Exhibit 10

           Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Life and Annuity Insurance Company:

We consent to the use of our reports dated March 2, 2009, with respect to the Genworth Life and Annuity Insurance Company and subsidiaries consolidated financial statement and financial statement schedules and the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated herein by reference or included in the Statement of Additional Information, and the use of our report dated April 3, 2009, with respect to the Genworth Life and Annuity VA Separate Account 1 included in the Statement of Additional Information and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

/s/ KPMG LLP

Richmond, Virginia
April 27, 2009